                                                                      EXHIBIT 12

                         BALLY ENTERTAINMENT CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                  (ALL DOLLAR AMOUNTS IN THOUSANDS) (UNAUDITED)

                                                      THREE MONTHS
                                                         ENDED
                                                        MARCH 31,                      YEARS ENDED DECEMBER 31,
                                                  -----------------   ------------------------------------------------------
                                                   1996       1995      1995       1994       1993       1992         1991
                                                  -------   -------   --------   --------   --------   --------    ---------

Income (loss) from continuing operations before
  income taxes and minority interests .........   $18,431   $ 8,229   $ 56,897   $  6,078   $ 15,070   $ (7,270)   $ (50,917)
Add:
  Interest expense(1) .........................    33,519    32,252    132,361    130,834     92,876     93,795      117,156
  Amortization of capitalized interest ........       326       264      1,164        915        849        839          828
  Interest component of rent expense(2) .......       678       302      1,703      1,132        421        231        1,015
                                                  -------   -------   --------   --------   --------   --------    ---------
Earnings available for fixed charges ..........   $52,954   $41,047   $192,125   $138,959   $109,216   $ 87,595    $  68,082
                                                  =======   =======   ========   ========   ========   ========    =========

Fixed charges:
  Interest expense(1) .........................   $33,519   $32,252   $132,361   $130,834   $ 92,876   $ 93,795    $ 117,156
  Capitalized interest ........................       159       747      2,838      2,067        422         74          149
  Interest component of rent expense(2) .......       678       302      1,703      1,132        421        231        1,015
                                                  -------   -------   --------   --------   --------   --------    ---------
Total fixed charges ...........................   $34,356   $33,301   $136,902   $134,033   $ 93,719   $ 94,100    $ 118,320
                                                  =======   =======   ========   ========   ========   ========    =========

Ratio of earnings to fixed charges ............      1.5x      1.2x       1.4x       1.0x       1.2x         (3)          (3)

- ------------------

(1)  Includes amortization of debt issuance costs and discount.
(2)  Assumed interest component to be one-third of rent expense.
(3) Earnings were insufficient to cover fixed charges for the years ended December 31, 1992 and 1991 by $6,505 and $50,238, respectively.


                         BALLY ENTERTAINMENT CORPORATION

                  COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                   FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                  (ALL DOLLAR AMOUNTS IN THOUSANDS) (UNAUDITED)

                                                        THREE MONTHS
                                                           ENDED
                                                          MARCH 31,                       YEARS ENDED DECEMBER 31,
                                                    -----------------   ------------------------------------------------------
                                                     1996      1995       1995       1994       1993       1992         1991
                                                    -------   -------   --------   --------   --------   --------    ---------
Income (loss) from continuing operations before
  income taxes and minority interests ...........   $18,431   $ 8,229   $ 56,897   $  6,078   $ 15,070   $ (7,270)   $ (50,917)
Add:
  Interest expense(1) ...........................    33,519    32,252    132,361    130,834     92,876     93,795      117,156
  Amortization of capitalized interest ..........       326       264      1,164        915        849        839          828
  Interest component of rent expense(2) .........       678       302      1,703      1,132        421        231        1,015
  Preferred stock dividends of subsidiaries .....       235       229        572
                                                    -------   -------   --------   --------   --------   --------    ---------
Earnings available for combined fixed charges and
  preferred stock dividends .....................   $53,189   $41,276   $192,697   $138,959   $109,216   $ 87,595    $  68,082
                                                    =======   =======   ========   ========   ========   ========    =========

Fixed charges and preferred stock dividends:
  Interest expense(1) ...........................   $33,519   $32,252   $132,361   $130,834   $ 92,876   $ 93,795    $ 117,156
  Capitalized interest ..........................       159       747      2,838      2,067        422         74          149
  Interest component of rent expense(2) .........       678       302      1,703      1,132        421        231        1,015
  Preferred stock dividends(3) ..................     7,046     1,344      6,804      5,490      4,300      2,778        2,778
                                                    -------   -------   --------   --------   --------   --------    ---------
Combined fixed charges and
  preferred stock dividends .....................   $41,402   $34,645   $143,706   $139,523   $ 98,019   $ 96,878    $ 121,098
                                                    =======   =======   ========   ========   ========   ========    =========

Ratio of earnings to combined fixed charges and
  preferred stock dividends .....................      1.3x      1.2x       1.3x       1.0x       1.1x         (4)          (4)

- ------------------
(1)  Includes amortization of debt issuance costs and discount.
(2)  Assumed interest component to be one-third of rent expense.
(3) Includes preferred stock dividend requirements of Bally Entertainment Corporation and its consolidated subsidiaries.
(4) Earnings were insufficient to cover combined fixed charges and preferred stock dividends for the years ended December 31, 1992 and 1991 by $9,283 and $53,016, respectively.